UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 2, 2013

CirTran Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-49654	68-0121636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4125 South 6000 West
West Valley City, Utah		84128
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(801) 963-5112

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01—OTHER EVENTS

CirTran Corporation (the “Company”), its wholly owned subsidiary, CirTran Beverage Corporation, and Iehab Hawatmeh and Fadi Nora, directors of the Company, and a variable interest entity of which the Company is the primary beneficiary, Play Beverages, LLC, and its principal owner, After Bev Group, LLC (together, the “Play Beverages Parties”) have entered into a Settlement Agreement and Mutual Release with LIB-MP Beverage, LLC, American Sales & Merchandising, LLC, Warner Depuy, Michael Liberty, and Jeffrey Pollack to resolve litigation filed in April 2010 in the Third Judicial District Court, Salt Lake County, Utah, in which the Play Beverages Parties had sought declaratory relief and damages for tortious interference with contractual relations, breaches of fiduciary duties, fraud, and negligent misrepresentations.  LIB-MP had also asserted claims aggregating approximately $1.1 million in the Utah bankruptcy proceeding of Play Beverages, LLC.  This bankruptcy proceeding was dismissed in December 2012.

Under the recent settlement and release agreement, the parties exchanged mutual general releases without the payment by any party of any amounts to any other.  Accordingly, the Company was relieved of the $1.4 million claim of LIB-MP for accrued royalties and other debt obligations without any payment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CirTran Corporation

Dated: April 8, 2013	By:	/s/ Iehab J. Hawatmeh
Iehab J. Hawatmeh, President

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